Exhibit 23.1













                         CONSENT OF RICHARDSON & COMPANY


     We consent to the incorporation by reference in the Registration Statement (Form S-8) (SEC File Number 333-62294) pertaining to the Sonoma Valley Bancorp's 1996 Stock Option Plan as amended in April 1999 of our report dated January 31, 2002 with respect to the consolidated financial statements of Sonoma Valley Bancorp and Subsidiary included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                         /s/Richardson & Company


Sacramento, California
March 25, 2002